Exhibit 10.1

2017 OMNIBUS INCENTIVE PLAN OF DRIL-QUIP, INC.

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (this “Award”) is made as of October 28, 2019 (the “Grant Date”), by and between Dril-Quip, Inc., a Delaware corporation (the “Company”), and __________________ (the “Grantee”).

W I T N E S S E T H:

WHEREAS, pursuant to the 2017 Omnibus Incentive Plan of Dril-Quip, Inc. (the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the interest of the Company and its stockholders to grant restricted shares of Company common stock, par value $0.01 per share (the “Common Stock”), as provided herein, in order to encourage the Grantee to continue to serve as a member of the Board, to encourage the sense of proprietorship of the Grantee in the Company and to stimulate the active interest of the Grantee in the development and financial success of the Company.

NOW THEREFORE, the Company awards the restricted shares of Common Stock (“Restricted Stock”) to the Grantee, subject to the following terms and conditions of this Award:

1.Grant of Restricted Stock.  Subject to the terms and conditions contained herein, including, but not limited to, Section 2 of this Award, the Company hereby grants to the Grantee an award of _____ shares of Restricted Stock under the Plan.  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Plan.

As of the Grant Date, as determined by the Committee, the shares of Restricted Stock will be (i) registered in a book entry account (“Account”) in the name of the Grantee or (ii) evidenced by the issuance of stock certificates, which certificates will be registered in the name of the Grantee and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock.  Any certificates issued that evidence the shares of Restricted Stock shall be held in custody by the Company or, if specified by the Committee, by a third party custodian or trustee, until the restrictions on such shares shall have lapsed, and, as a condition of this Award, the Grantee shall deliver a stock power, duly endorsed in blank, relating to the shares of Restricted Stock.  The Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes.

2.Vesting Schedule; Settlement.

(a)Except as provided in Section 2(b) below, the restrictions on the shares of Restricted Stock shall lapse, and the shares shall vest, in full on the first anniversary of the Grant Date, provided, however, that the Grantee has continuously served as a member of the Board from the Grant Date through such vesting date.  Any fractional shares shall be rounded-up to the next whole share (not to exceed the total number of shares of Restricted Stock granted under this Award).  If the Grantee does not continuously serve as a member of the Board until the vesting

Exhibit 10.1

date specified above, then all shares of then outstanding Restricted Stock shall be forfeited immediately after the Grantee ceases to be a member of the Board.

(b)Notwithstanding the foregoing, the Restricted Stock shall become fully vested and the restrictions shall lapse as of the date of the occurrence of a Change of Control; provided, however, that the Grantee has continuously served as a member of the Board at all time since the Grant Date.

(c)As soon as administratively feasible, but in no event later than 30 days following the vesting and lapse of restrictions on the Restricted Stock, the Company will cause to be removed from the Account the restrictions or, if requested in writing to the Committee, cause to be issued and delivered to the Grantee (in certificate or electronic form) shares of Common Stock equal to the number of shares of Restricted Stock that have vested.

3.Voting and Dividend Rights.  During the period in which the restrictions provided herein are applicable to the Restricted Stock, the Grantee shall have the right to vote the shares of Restricted Stock.  Subject to the forfeiture condition described below, Grantee shall be entitled to receive any cash dividends paid with respect to the Restricted Stock during the Restricted Period, but such dividends shall be held by the Company and paid, without any interest, within 10 days following the lapse of the restriction on the underlying shares of Restricted Stock.  In the event shares of Restricted Stock are forfeited, cash dividends paid with repsect to such shares during the Restriction Period shall also be forfeited.  Any dividend or distribution payable with respect to shares of Restricted Stock that shall be paid or distributed in shares of Common Stock shall be subject to the same restrictions provided for herein, and the shares so paid or distributed shall be deemed Restricted Stock subject to all terms and conditions herein.  Any dividend or distribution (other than cash or Common Stock) payable or distributable on shares of Restricted Stock, unless otherwise determined by the Committee, shall be subject to the terms and conditions of this Award to the same extent and in the same manner as the Restricted Stock is subject; provided that the Committee may make such modifications and additions to the terms and conditions (including restrictions on transfer and the conditions to the timing and degree of lapse of such restrictions) that shall become applicable to such dividend or distribution as the Committee may provide in its absolute discretion.

4.Transfer Restrictions.  Except as expressly provided in the Plan or herein, the shares of Restricted Stock are non-transferable and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process.  Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the shares of Restricted Stock shall be immediately forfeited to the Company.

5.Incorporation of Plan Provisions.  This Award and the award of Restricted Stock hereunder are made pursuant to the Plan and are subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. In the event that any provision of this Award conflicts with the Plan, the provisions of the Plan shall control.  The Grantee acknowledges receipt of a copy of the Plan and agrees that all decisions under and interpretations of the Plan by the Committee shall be final, binding and conclusive upon the Grantee.

Exhibit 10.1

6.No Rights to Continued Service.  Nothing contained in this Award shall confer upon the Grantee any right to continued service as a member of the Board, or limit in any way the right of the Board to terminate or modify the terms of the Grantee’s service at any time.

7.Notice.  Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid to the following address:

Dril-Quip, Inc.

6401 N. Eldridge Parkway

Houston, Texas 77041

Attn: Corporate Secretary

Any notice or other communication to the Grantee with respect to this Award shall be in writing and shall be delivered personally, shall be sent by first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address, or shall be sent to the Grantee’s e-mail address specified in the Company’s records.

8.Miscellaneous.

(a)THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

(b)The granting of this Award shall not give the Grantee any rights to future grants.

(c)This Award, including the relevant provisions of the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to the subject hereof.

(d)This Award may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Exhibit 10.1

DRIL-QUIP, INC.

By:

Name: Blake T. DeBerry

Title: President and Chief Executive Officer

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof.

GRANTEE

[Name]

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